                                                                    Exhibit 10.3

                           WAIVER AND AMENDMENT NO. 2
                                TO LOAN AGREEMENT
                              DATED MARCH 21, 2003

     This Waiver and Amendment No. 2 ("Amendment") to Loan Agreement dated March 21, 2003, as amended by Waiver and Amendment No. 1 thereto dated August 12, 2003 ("Loan Agreement"), is entered into this 11th day of November, 2003, by and between General Electric Capital Corporation, a Delaware corporation ("Lender"), Torch Offshore, L.L.C., a Delaware limited liability company ("Borrower") and Torch Offshore, Inc. a Delaware corporation ("Guarantor"). All capitalized terms not otherwise defined in this Amendment have the meanings ascribed to them in the Loan Agreement.

                                   WITNESSETH:

     A. Borrower is a party to that certain Credit Agreement, as amended by the First Amendment to Credit Agreement effective as of April 23, 2003, as further amended by the Waiver and Second Amendment to Credit Agreement dated on or about August 8, 2003 and the Waiver and Third Amendment to Credit Agreement dated on or about November 7, 2003 ("Credit Agreement"), by and among Guarantor, Regions Bank (as Agent) and Regions Bank and Export Development Canada (as Lenders).

     B. Certain financial covenants contained in the Credit Agreement have been amended and compliance with certain covenants in the Credit Agreement has been waived.

     C. Borrower has requested that the parties amend the Loan Agreement to replace the existing financial covenants therein with the financial covenants contained in the Credit Agreement and waive compliance under the Loan Agreement for the same financial covenants with respect to which compliance has been waived under the Credit Agreement.

     D. Lender is willing to waive and amend those financial covenants, subject to the terms and conditions of this Amendment.

     NOW, THEREFORE, in consideration of the foregoing, the parties hereby agree to amend the Loan Agreement as follows:

     1. Lender hereby waives compliance by Guarantor with the minimum Consolidated Current Ratio covenant contained in Section 9(a) of the Loan Agreement for the fiscal quarter ending on


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September 30, 2003. Guarantor acknowledges and agrees that this waiver of compliance with the financial covenant contained in Section 9(a) of the Loan Agreement shall apply only to the fiscal quarter ending on September 30, 2003 and shall not constitute a waiver of compliance for any other fiscal quarter.

     2. Section 9(a) of the Loan Agreement is amended and restated to read as follows:

     (a) Guarantor will have and maintain, as of the end of each fiscal quarter, a Consolidated Current Ratio of at least:

     Periods Ending:                                      Ratio:
     --------------                                       -----
     On or before December 31, 2003                       1.00
     From January 1, 2004 to March 31, 2004               1.10
     After March 31, 2004                                 1.30

     3. Borrower and Guarantor further acknowledge that Borrower and Guarantor have asked the Lender to refinance in connection with the acquisition of a vessel to be named MIDNIGHT WRANGLER, Borrower and Guarantor hereby agree that if the Lender provides such financing the Borrower and Guarantor will cause the execution and delivery of such documents as the Lender deems necessary to (a) grant the Lender a preferred mortgage or other security or leasehold interest (as determined by Lender) in the MIDNIGHT WRANGLER to secure the Borrower's obligations under the Loan Agreement, (b) grant the Lender a preferred mortgage or other security or leasehold interest (as determined by Lender) in the Vessel (as defined in the Loan Agreement) to secure the payment and performance of any obligations under any note, mortgage, security agreement or other document executed in connection with the financing of the MIDNIGHT WRANGLER, (c) make a default under the Loan Agreement also constitute a default under any mortgage, security agreement or other document executed in connection with the financing of the MIDNIGHT WRANGLER, (d) make a default under any such mortgage, security agreement or other document also constitute a default under the Loan Agreement, and (e) otherwise fully cross-collateralize and cross-default the Borrower's obligations under the Loan Agreement with any obligations that may be incurred by the Borrower or any affiliate of the Borrower in connection with the financing of the MIDNIGHT WRANGLER. Borrower and Guarantor further acknowledge and understand that this Amendment does not constitute a commitment by the Lender nor does it create any obligation on the part of the Lender to make any loan to Borrower or any affiliate of Borrower or otherwise to provide any financing in connection with the acquisition of the MIDNIGHT WRANGLER, it being understood and agreed that the Lender has made no such commitment and is under no such obligation.

     4. Borrower shall pay an amendment fee to Lender with respect to this Amendment No. 2 for the benefit of Lender, in the amount of $10,000. In addition, Borrower shall pay all attorneys' fees and costs incurred by Lender in connection with this Amendment No. 2.

     5. BORROWER AND GUARANTOR HEREBY RELEASE LENDER (AS DEFINED IN SECTION 5 OF THE LOAN AGREEMENT) AND SOLIDARILY AGREE TO HOLD LENDER (AS SO DEFINED) HARMLESS FROM AND AGAINST ANY AND ALL CLAIMS ARISING PRIOR TO THE EFFECTIVE DATE OF THIS WAIVER AND AMENDMENT NO. 2 TO LOAN AGREEMENT ARISING OUT OF, RESULTING FROM OR RELATING TO (A) ANY SECURED OBLIGATIONS OR (B) ANY OF THE TRANSACTION DOCUMENTS.

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     6. Except as amended herein, the Loan Agreement is unchanged and remains in full force and effect, and Borrower specifically acknowledges its continuing obligations to pay all sums as they become due under the Loan Agreement or any document related thereto.

     7. Except as may be specifically set forth herein, this Waiver and Amendment No. 2 to Loan Agreement shall not constitute a waiver of any Event(s) of Default under the Loan Agreement or any documents executed in connection therewith, all rights and remedies of the Lender are being preserved and maintained.

     8. This Amendment may be executed in counterparts, each of which when so executed will be deemed to be an original and all of which taken together will constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized representatives as of the date first above written.

                           LENDER:

                           GENERAL ELECTRIC CAPITAL CORPORATION

                           BY: /s/ WILLIAM S. ANDERSON
                              ------------------------
                           William S. Anderson
                           Risk Analyst

                           BORROWER:

                           TORCH OFFSHORE, L.L.C.

                           BY: /s/ ROBERT E. FULTON
                              ---------------------
                           Robert E. Fulton
                           Chief Financial Officer

                           GUARANTOR:

                           TORCH OFFSHORE, INC.

                           BY: /s/ ROBERT E. FULTON
                              ---------------------
                           Robert E. Fulton
                           Chief Financial Officer

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